                                                                    Exhibit 10.2

                                  Certificate


     Pursuant to the requirements of the Securities Act of 1934 and Rule 306 of Regulation S-T, I hereby certify that the attached translation of the Lease Agreement for 10 Duke Street, Montreal between TGR Z Zone (Lessor) and Discreet Logic Inc. (Lessee) dated as of July 4, 1997 (the "Lease Agreement") is a fair and accurate English translation of the Lease Agreement.



                         /s/ Francois Plamondon
                         ----------------------
                         Francois Plamondon
                         Vice President, Chief Financial Officer,
                         Treasurer and Secretary

                                LEASE AGREEMENT
                                      for
                           10 DUKE STREET, MONTREAL



                                    BETWEEN



                             TGR ZONE CORPORATION

                                    LESSOR



                                      AND



                              DISCREET LOGIC INC.

                                    LESSEE



                                 July 4, 1997

                               TABLE OF CONTENTS

1        DEFINITIONS AND INTERPRETATION.....................................................1.
         1.1      Definitions...............................................................1.
                  1.1.1    "Lease"..........................................................1.
                  1.1.2    "Fiscal Year"....................................................1.
                  1.1.3.   "Operating Costs"................................................1.
                  1.1.4    "Building".......................................................4.
                  1.1.5    "Facilities and common areas"....................................4.
                  1.1.6    "Leased Premises"................................................4.
                  1.1.7    "Proportional Share".............................................4.
                  1.1.8    "Leased Area(s)".................................................4.
                  1.1.9    "Property Taxes".................................................4.
                  1.1.10   "Land"...........................................................4.
         1.2      Titles and Numbering......................................................5.
         1.3      Interpretation............................................................5.
         1.4      Null and Inoperative Provisions...........................................5.
         1.5      Duration of Provisions....................................................5.
         1.6      Appendices................................................................5.

2        LEASING AND DELIVERY OF LEASED PREMISES............................................5.
         2.1      Leasing of Leased Premises................................................5.
         2.2      Delivery and Completion of Leased Premises................................5.
         2.3      Late Delivery.............................................................5.
         2.4      No Relocation.............................................................6.

3        LEASE TERM.........................................................................6.
         3.1      Starting Date.............................................................6.
         3.2      Access Before Starting Date...............................................6.

4        RENT...............................................................................6.
         4.1      Rent......................................................................6.
                  4.1.1    Minimum Rent.....................................................6.
                  4.1.2    Additional Rent..................................................7.
         4.2      Place of Payment..........................................................8.
         4.3      Interest..................................................................8.
         4.4      Disagreement..............................................................8.
         4.5      Net Lease.................................................................8.

5        OPERATING COSTS....................................................................8.
         5.1      Proportional Share of Operating Costs.....................................8.
         5.2      Payment of Proportional Share.............................................8.
         5.3      Estimated Operating Costs.................................................8.
         5.4      Actual Operating Costs....................................................8.
         5.5      Reasonable Operating Costs................................................9.

6        TAXES..............................................................................9.
         6.1      Proportional Share of Taxes...............................................9.
         6.2      Contestation..............................................................9.
         6.3      Water, Business and Public Service Taxes.................................10.
         6.4      Goods and Services Tax (G.S.T. and Q.S.T)................................10.
         6.5      Additional Taxes.........................................................10.

7        USE OF LEASED PREMISES............................................................10.

8        SERVICES, FACILITIES AND COMMON AREAS.............................................10.
         8.1      Description of Services..................................................10.
         8.2      Use of Facilities and Common Areas.......................................11.
         8.3      Suspension of Services...................................................11.
         8.4      Lessor's Failure to Comply...............................................11.
         8.5      Additional Services......................................................12.

9        USE AND MAINTENANCE OF LEASED PREMISES............................................12.
         9.1      Peaceful Enjoyment.......................................................12.
         9.2      Good condition of Leased Premises........................................12.
         9.3      Lessee's Default.........................................................12.
         9.4      Glass....................................................................12.

10       ALTERATIONS, REPAIRS, IMPROVEMENTS,
         INSTALLATIONS AND ADDITIONS.......................................................12.
         10.1     Lessor's Agreement.......................................................12.
         10.2     Legal Mortgages In Favour of Persons Involved in construction work.......13.
         10.3     Return of Improvements at End of Lease...................................13.

11       INSURANCE.........................................................................13.
         11.1     Lessee's Insurance Coverage..............................................13.
         11.2     No subrogation...........................................................13.
         11.3     Increased Risk...........................................................13.
         11.4     Certificate of Insurance Coverage........................................14.
         11.5     Lessor's Insurance Coverage..............................................14.
         11.6     Liability................................................................14.
         11.7     Indemnification..........................................................14.

12       LESSOR'S ACCESS TO LEASED PREMISES................................................14.
         12.1     Inspections and Repairs..................................................14.
         12.2     Visit of Leased Premises.................................................15.
         12.3     Lessor's Employees.......................................................15.
         12.4     Maintenance Employees....................................................15.

13       DAMAGE AND DESTRUCTION............................................................15.
         13.1     Destruction of Leased Premises...........................................15.
         13.2     Destruction of Building..................................................16.
         13.3     Insurance Benefits.......................................................16.
         13.4     No Obligation to Rebuild.................................................16.
         13.5     Destruction Attributable to Lessee.......................................16.

14       EXPROPRIATION.....................................................................16.
         14.1     Cancellation of Lease....................................................16.
         14.2     No Obligation to Contest.................................................16.

15       NO DISTURBANCE OF LESSEE..........................................................16.
         15.1     Creditors................................................................16.
         15.2     Sale or Assignment of Building...........................................17.

16       OBSERVANCE OF LEGISLATION AND INDEMNIFICATION.....................................17.
         16.1     Observance of Legislation................................................17.
         16.2     Indemnification of Lessor................................................17.

17       ASSIGNMENT AND SUBLEASING.........................................................17.
         17.1     Lessor's Agreement.......................................................17.
         17.2     Justified Refusal........................................................17.
         17.3     Lessor's Reply...........................................................18.
         17.4     Affiliated Companies.....................................................18.
         17.5     Joint and Several Liability..............................................18.
         17.6     Cancellation of Lease....................................................18.

18       DEFAULT, RECOURSE.................................................................18.
         18.1     Default Cases............................................................18.
         18.2     Cancellation of Lease....................................................19.
         18.3     Damages..................................................................19.
         18.4     No Waivers...............................................................19.

19       DEPOSIT...........................................................................19.

20       NOTICES OF REQUESTS...............................................................19.

21       EXPIRY OF LEASE...................................................................20.
         21.1     No Renewal...............................................................20.
         21.2     Possession after Expiry of Lease Term....................................20.

22       VARIOUS PROVISIONS................................................................20.
         22.1     Assigns..................................................................20.
         22.2     No Company...............................................................20.
         22.3     Cancellation of Previous Agreements......................................20.
         22.4     Mediation and Arbitration................................................21.
         22.5     Brokerage Fees...........................................................21.
         22.6     Applicable Legislation...................................................21.
         22.7     Recording of Lease.......................................................21.
         22.8     Regulations..............................................................21.
         22.9     Negotiation of Lease.....................................................21.

23       SPECIAL PROVISIONS................................................................22.
         23.1     Maximum Operating Costs..................................................22.
         23.2     Right of First Refusal...................................................22.
         23.3     Purchase Option..........................................................22.
         23.4     Compensation Allowed in Some Cases.......................................23.
         23.5     Assignment of Furniture and Fixtures.....................................23.
         23.6     Parking Spaces...........................................................23.

LEASING AGREEMENT COVERING PREMISES LOCATED AT 10 DUKE STREET IN MONTREAL, CONCLUDED

BETWEEN:

TGR ZONE CORPORATION / CORPORATION ZONE TGR, a body corporate legally constituted under the laws of the Province of Quebec, having its head office in the City of Montreal, Province of Quebec, acting and represented herein by Matthew Carson, duly authorized for the purposes of the present by a resolution of the Board of Directors, dated October 29, 1997, a certified copy of which is attached hereto;

     (hereinafter called the "Lessor")
     PARTY OF THE FIRST PART

AND

DISCREET LOGIC INC., / LOGIQUE DISCRETE INC., a body corporate legally constituted under the laws of the Province of Quebec, having its head office in the City of Montreal, Province of Quebec, acting and represented herein by Francois Plamondon, Senior Vice-President and Chief Financial Officer, duly authorized for the purposes of the present, according to his declaration;

     (hereinafter called the "Lessee")
     PARTY OF THE SECOND PART


THE PARTIES HERETO AGREE AS FOLLOWS:

1    DEFINITIONS AND INTERPRETATION

1.1  Definitions

     The following words and expressions, when used in the present agreement, have the following meaning, except if they are incompatible with the context in which they are used:

     1.1.1 "Lease" and the expression "the present" and other similar expressions mean and refer to the present agreement and its appendices and any amendments and changes thereto;

     1.1.2 "Fiscal Year" means a period starting on the first day of January and ending on the last day of the following December, except that the first Fiscal Year will start at the same time as the present Lease and will end on December 31, 1997 and the last Fiscal Year will end at the same time as the present Lease;

     1.1.3 "Operating Costs" means all the expenses usually charged by a reasonable owner for the operation, management, protection, conservation, maintenance, supervision and repairs of the Building, and without limiting the generality of the foregoing, the Operating Costs include, without duplication:

               1.1.3.1   the usual management and administration costs and
                              expenses related to the Building, the wages and salaries as well as any costs related to all types of fringe benefits and pension plan for those employees of the Lessor or of his agent who are assigned exclusively to the operation, maintenance and repair of the Building;

               1.1.3.2   the costs of all goods and services supplied for the
                              operation, maintenance and repair of the Building;

               1.1.3.3   the costs related to the installation, maintenance and
                              repair of the Facilities and Common areas of the Building, including window cleaning, snow removal, cleaning, repair and maintenance of the land;

               1.1.3.4   the costs of repairs to the Building, as well as the
                              replacement of any equipment, appliance, machinery or other Building property, except those for which the Lessee is responsible;

               1.1.3.5   the costs of electricity and energy as well as heating,
                              ventilation and air-conditioning costs;

               1.1.3.6   the costs of all of insurance policy premiums and
                              deductibles related to the Building and purchased by the Lessor;

               1.1.3.7   the business and water taxes and other taxes or levies
                              of same nature assessed by a government, municipal, inter-municipal or school authority, provided these taxes or levies are not already included in the Property Taxes or are not paid directly by the tenants;

               1.1.3.8   any other direct costs or expenses related to the
                              adequate conservation, protection, operation and maintenance of the Building;

               1.1.3.9   the expenses related to energy conservation measures or
                              programs providing they ensure a monetary advantage resulting from an equivalent reduction in Operating Costs;

               1.1.3.10 for the purposes of determining the Proportional Share (as described hereunder) of Operating costs, the large corporations tax will not be included in said Operating Costs;

               1.1.3.11 the administration costs equal to ten percent (10%) of the Operating Costs referred to in the present clause 1.1.3, taking into account all the exclusions stipulated hereunder and excluding the costs referred to in sub-clause 1.1.3.10 of the present.

               The following costs will not be included in the Operating Costs and will be fully paid for by the Lessor:

               1.1.3.12 any expense or cost, or portion of same, for which the Lessor is directly or indirectly compensated or reimbursed, under legal or contractual guarantees or indemnities, or for which the Lessor receives some compensation from a company under an insurance or similar contract, as well as any expense for which the Lessor should have been insured and received compensation or indemnities had he acted in a prudent and reasonable manner, taking into account the use made of the premises and based on the normal standards of a building landlord;

               1.1.3.13 the bad debts of a third party lessee and the costs incurred to collect them, as well as any expense or tax paid for the benefit of a third party lessee, including any surtax;

               1.1.3.14 all amounts paid to third parties due to the default, omission, error, fault or delay of the Lessor or of the persons for whom he is legally or contractually responsible in the fulfilment of his or their obligations, including his representatives, employees and agents, as well as the cost or penalties resulting from the Lessor's default to meet the obligations contracted under any guarantee, bond or security affecting the Building;

               1.1.3.15 all costs related to the replacement of major components of the Building's basic systems (including heating, ventilation, air-conditioning, sprinklers, plumbing and elevators);

               1.1.3.16 the costs of any major repairs to the structure or the replacement of any inherent structural defects or weaknesses including, without limitations, the replacement of the roof or any repairs (other than minor) to the cement slabs, foundations, floors, interior or exterior sustaining walls, exterior walls, roof, support beams, supporting pillars, as well as any structural repairs or additions to the Building required to make the Building in compliance with the applicable rules and regulations, and the costs related to any significant extension or renovation of the Building;

               1.1.3.17 the Building's initial capital cost allowance and any depreciation recorded against the initial cost of the Building, as well as the depreciation on any expansion of the Building;

               1.1.3.18 the expenses incurred to meet the conditions stipulated in the leases of the Building's tenants, including the costs of any tenant eviction as well as all costs that may be charged exclusively to any other Building tenant including, without limiting the generality of the foregoing, any expense incurred to induce potential tenants or existing tenants to rent or to renew their lease, as the case may be, including taking over the existing lease or purchasing the building then occupied, as well as any bonus or benefit granted exclusively to a minority of Building tenants and the cost of any item normally included in the Operating Costs and that would have been paid by a third party tenant of the Building in the absence of the waiver given to this third party tenant by the Lessor.

               1.1.3.19 any repairs or replacements, or portion of same, that become necessary due to a faulty design, a latent defect, under the Civil Code of Quebec, or a structural defect related to the Building;

               1.1.3.20 the taxes (except the Property Taxes referred to in clause 1.1.9) levied upon the Lessor and pertaining to Additional Rents, whether it be the Goods and Services tax or any other similar sales tax, that will be paid or payable by the Lessor and for which the Landlord will obtain a credit or reimbursement or other reduction, credit or reimbursement.

               1.1.3.21      any brokerage fees and bonuses;

               1.1.3.22 any marketing, notification, market research and advertising costs;

               1.1.3.23 all financing costs and any interest on any loan to finance the Building;

               1.1.3.24 any dues or rental payable by the Lessor under an emphyteutic lease, land lease or any other similar agreement currently or eventually in force;

               1.1.3.25 the cost of any payment that the Lessor is obligated to make under an agreement by which he is committed to indemnify and take the harm caused by any person, company or corporation, except inasmuch as agreements of this type are usually entered into by a reasonable and prudent lessor of a building of the same nature and use as the Building;

               1.1.3.26 any expenses related to antennas, cables, machinery, equipment, facilities or any other form of communication equipment that do not usually form part of the operations of a building of the same category as the Building, and installed at the request of any person or company other than the Lessee or for the specific and limited use of such person or company, whether or not such person or company is a tenant in the Building;

               1.1.3.27 the rental value, if applicable, of the premises occupied by the Lessor's employees, representative or agents assigned to its administration, supervision or management and administrative services, in the same proportion as that of the management of any other building; and

               1.1.3.28 the contributions to political parties or any other contributions to social causes or other similar causes, and to cultural, social, religious organizations or any sum intended for the purchase or rental of artwork;

               1.1.3.29      the taxes on the Lessor's income or profits.

1.1.4 "Building" means the Land and the buildings and structures thereon and bearing the civic addresses 10 Duke and 33 Nazareth, in Montreal.

1.1.5 "Facilities and Common areas" means all the Building areas and facilities, furnishings, improvements or equipment that, during the Term of the Lease, are intended for common use or for the benefit of all the Building tenants, their employees, clients or visitors.

1.1.6 "Leased Premises" means the premises having a Leased Area of fifty four thousand one hundred and fifteen (54,115) square feet in the Building, including the furnishings supplied by the Lessor, all the equipment and leasehold improvements already in place or installed by the Lessor or the Lessee during the course of the present Lease, such premises being marked off by a red line on the plan attached hereto as Appendix "A". The Leased Area of the Leased Premises will be adjusted following a final measurement by an architect or land surveyor upon completion of the Lessee's work. The certificate provided by the architect or land surveyor will be attached to the present Lease, as Appendix "B", and will take effect as if it were written in the present.

1.1.7 "Proportional Share" means the ratio of the Leased Area of the Leased Premises to the Leased Area of the Building, this ratio being currently set by the parties at one hundred percent (100%); this percentage may vary in the event of an increase or reduction in the Leased Area of the Leased Premises or of the Leased Area of the Building, pursuant to the final measurement or to any changes made to the Leased Premises.

1.1.8 "Leased Area(s)" in relation to the Leased Premises, means the floor area of the Leased Premises, calculated as per the Standard method to measure the floor area of spaces in office buildings, American National Standard, (ANSI BOMA Z65.1d 1996).

1.1.9 "Property Taxes" means all property taxes, municipal taxes, school taxes, local improvement taxes, water and business taxes other than those charged to the tenants or occupants of the Building, snow removal taxes that are raised, levied, or assessed with respect to the Building and any other extraordinary and special taxes, levies, assessments, contributions and charges if they prove to be of the same nature as the foregoing. For guidance and for the purposes of the present Lease, the Property Taxes specifically exclude:

               1.1.9.1   the surtax on non-residential buildings that the
                              Landlord would have to pay as a tenant or occupant of premises in the Building;

               1.1.9.2   any tax on transfer of property following a complete or
                              partial sale of the Building;

               1.1.9.3   the tax on the Lessor's income or profits;

               1.1.9.4   any tax adjustment for a period where the Lessee was
                              not a tenant in the Building;

               1.1.9.5   the Lessor's capital tax

     1.1.10    "Land" means all the lots or parts of lots described in appendix
                       "C" attached hereto.

1.2  Titles and Numbering

     The titles, sub-titles, section, clause and sub-clause numbers and the table of contents in the present Lease are used only for reference purposes and in no way define, limit interpret or describe the scope or purpose of the parties to the present Lease, nor do they affect the present Lease.

1.3  Interpretation

     The words "above", "of the present", "above-mentioned" and "hereunder" and any similar expressions used in any section, clause or sub-clause of the present Lease refer to the complete Lease and not only to a specific section, clause or sub-clause, unless otherwise stipulated. Where the context requires it, the singular form includes the plural, and the masculine includes the feminine.

1.4  Null and Inoperative Provisions

     In the event any provision of the present Lease is declared null and inoperative or illegal by a court of competent jurisdiction, then the said provision will be considered as not forming part of the Lease, and the fact that this provision was declared null and inoperative will in no way affect the validity of all the other provisions of the Lease, and they will continue to have force of law.

1.5  Duration of Provisions

     Each and every provision of the Lease will be in force during the Lease Term, as defined hereunder in clause 3.1.

1.6  Appendices

     The appendices form part and parcel of this Lease and are as follows:

     1.6.1     Appendix "A":  Plan of Leased Premises
     1.6.2     Appendix "B": Certificate of Measurement of Leased Premises
     1.6.3     Appendix "C": Description of Land
     1.6.4     Appendix "D": Lessor's Work and Assigned Furniture
     1.6.5     Appendix "E": Lessee's Work
     1.6.6     Appendix "F": Offer to Lease

     1.6.7     Appendix "G":Rules and Regulations
     1.6.8     Appendix "H": Assigned Furniture


2    LEASING AND DELIVERY OF LEASED PREMISES

2.1  Leasing of Leased Premises

     The Lessor hereby leases to the Lessee, present and willing, the Leased Premises, subject to the conditions, agreements and obligations contained herein.

2.2  Delivery and Completion of Leased Premises

     The Lessee will take possession of the Leased Premises with the fixtures, leasehold improvements and furniture in place on the date of the present, as described above in "Appendix "D" - "Lessor's work and assigned furniture", and which the Lessee recognizes that he has seen and accepted. The Lessee undertakes to inspect the Leased Premises, the Lessor's work and the assigned furniture upon taking possession of the Leased Premises and to notify the Lessor of any fault or defect within thirty (30) days of such date, failing which it will be deemed that the Leased Premises and the assigned furniture were in good serviceable condition upon taking possession, that the duly completed work was accepted and to the Lessee's satisfaction.

     However, the Lessee's omission of failure to notify the Lessor of any fault or defect, as mentioned above, or to inform the Lessor of any problem affecting the Leased Premises and that could not reasonably be detected during the Lessee's inspection within the above-mentioned period, will not be interpreted as nor will constitute a waiver of the Lessee's rights and recourse for any fault or defect. Should the fault or defect affect a system or any seasonal item including, without limiting the scope of the foregoing, the heating and air-conditioning systems, then the thirty-day
     (30) period will begin at the start-up of the said item or system and not at the beginning of the Lease Term.

     All the other work, particularly as described in Appendix "E" - "Lessee's Work", without limitations, will be carried out at the Lessee's expense and will comply with the applicable legislation, rules and regulations. The plans of the Lessee's work will be submitted to the Lessor for prior approval. In the event the Lessee's work is carried out by the Lessor, the costs and expenses incurred by the Lessor for such work, plus a ten percent (10%) administration fee, will be payable by the Lessee, as Additional rent, upon receipt of a statement.

2.3  Late Delivery

     Should the Leased Premises not be ready for delivery on the scheduled date, the starting date of the Lease will be deferred by the number of days corresponding to the number of late days.

2.4  No Relocation

     At no time will the Lessor relocate all or part of the Leased Premises, either in the Building or in any other building, without the written agreement of the Lessee.


3    LEASE TERM

3.1  Starting Date

     The lease term will start on the earliest of the following dates:

     3.1.1.    the 7/th/ day of July 1997; or

     3.1.2     on the date the Lessee begins operations in the Leased Premises,

     and will end at midnight on July 6, 2007 (hereunder called the "Term").

3.2  Access Before Starting Date

     If the Lessee enters in the Leased Premises before the starting date of the Lease Term, for the purpose of carrying out work or installing fixtures, all the conditions of the Lease will then become effective and will apply during the duration of such occupation. However, during this period, the Lessee will not be required to pay to the Lessor any Minimum Rent or Proportional Share of Operating Costs or Property Taxes, but will have to pay to the Lessor, upon request, all costs related to such occupation.


4    RENT

4.1  Rent

     The Lessee will pay to the Lessor , as rent ("Rent") for the Leased Premises, during the Lease Term, without any deductions, compensation or reduction, the minimum rent described in clause 4.1.1. ("Minimum Rent") and any amount or costs required under the present Lease ("Additional Rent").

     4.1.1.    Minimum Rent
               ------------

               The Lessee will pay to the Lessor, without any prior request, as Minimum Rent, equal consecutive monthly payments, in advance, on the first day of each month as follows, subject to any adjustment described in the present Lease:


               4.1.1.1   for the first year of the Lease Term, an amount equal
                              to thirteen dollars ($13.00) per square foot of Leased Area, payable in equal monthly instalments of fifty eight thousand six hundred and twenty four dollars and fifty eight cents ($58,624.58);

               4.1.1.2   for the second year of the Lease Term, an amount equal
                              to thirteen dollars and seventy cents ($13.70) per square foot of Leased Area, payable in equal monthly instalments of sixty one thousand seven hundred and eighty one dollars and twenty nine cents ($61,781.29);

               4.1.1.3   for the third year of the Lease Term, an amount equal
                              to fourteen dollars and twenty cents ($14.20) per square foot of Leased Area, payable in equal monthly instalments of sixty four thousand thirty six dollars and eight cents ($64,036.08);

               4.1.1.4   for the fourth year of the Lease Term, an amount equal
                              to fourteen dollars and seventy cents ($14.70) per square foot of Leased Area, payable in equal monthly instalments of sixty six thousand two hundred and ninety dollars and eighty eight cents ($66,290.88);

               4.1.1.5   for the fifth year of the Lease Term, an amount equal
                              to fifteen dollars and twenty cents ($15.20) per square foot of Leased Area, payable in equal monthly instalments of sixty eight thousand five hundred and forty five dollars and sixty seven cents ($68,545.67);

               4.1.1.6   for the sixth year of the Lease Term, an amount equal
                              to fifteen dollars and seventy cents ($15.70) per square foot of Leased Area, payable in equal monthly instalments of seventy thousand eight hundred dollars and forty six cents ($70,800.46);

               4.1.1.7   for the seventh year of the Lease Term, an amount equal
                              to sixteen dollars and twenty cents ($16.20) per square foot of Leased Area, payable in equal monthly instalments of seventy three thousand fifty five dollars and twenty five cents ($73,055.25);

               4.1.1.8   for the eighth year of the Lease Term, an amount equal
                              to sixteen dollars and seventy cents ($16.70) per square foot of Leased Area, payable in equal monthly instalments of seventy five thousand three hundred and ten dollars and four cents ($75,310.04);

               4.1.1.9   for the ninth year of the Lease Term, an amount equal
                              to seventeen dollars and twenty cents ($17.20) per square foot of Leased Area, payable in equal monthly instalments of seventy seven thousand five hundred and sixty four dollars and eighty three cents ($77,564.83);

               4.1.1.10  for the tenth year of the Lease Term, an amount equal to seventeen dollars and seventy cents ($17.70) per square foot of Leased Area, payable in equal monthly instalments of seventy nine thousand eight hundred and nineteen dollars and sixty three cents ($79,819.63);

               All of the above amounts are subject to adjustment following the final measurement of the Leased Premises; if the Lease Term starts on any day other than the first day of a month or ends on any day other than the last day of a month, the Minimum Rent for the month involved, will be calculated on a per diem basis.

     4.1.2     Additional Rent
               ---------------

               The Additional Rent will comprise all the other amounts that are due and payable under the present, other than the Minimum Rent, whether or not these amounts have been specifically designated as Additional Rent.

4.2  Place of Payment

     The Rent will be paid by the Lessee to the Lessor at the address shown under Section 20 of the present, or at any other place in Quebec, indicated in a written notice from the Lessor to the Lessee.

4.3  Interest

     The parties undertake to pay, on any amount due under the Lease and unpaid on the due date, under the Lease, interest at the annual rate determined by the Canadian Imperial Bank of Commerce as the preferential or basic rate upon which it establishes its commercial loan rates in Canadian dollars, plus two percent (2%). The interest will be calculated on the daily past due balance starting from the date when the amount becomes due and payable under the Lease, without the need for a notice or formal request.

4.4  Disagreement

     In the event of a disagreement regarding any sum of money to be paid by the Lessee to the Lessor under any provision of the Lease, the certificate of a chartered accountant, selected by mutual consent of the Lessor and the Lessee, establishing such amount, will be final and binding upon the Lessee and the Lessor. The chartered accountant will be instructed to submit his report to the parties within thirty (30) days of his appointment. The expert costs will be paid in accordance with the provisions of clause 5.4 of the present.

4.5  Net Lease

     The intention of the parties hereto is that the Lessor receive a completely net Rent, free and clear of all taxes, costs or deductions related to the protection, conservation, operation, maintenance and management of the Leased Premises and the Building, except for the exclusions specifically mentioned in the present Lease.


5    OPERATING COSTS

5.1  Proportional Share of Operating Costs

     During the complete Term of the Lease, or any renewal thereof, if applicable, the Lessee will pay, as annual Additional Rent, his proportional Share of Operating Costs.

5.2  Payment of Proportional Share

     The Lessee's Proportional Share of Operating Costs will be payable in advance, in monthly equal and consecutive instalments, set at one-twelfth (1/12) of the amount payable, at the same dates as those set for the payment of the monthly Minimum Rent. If the Lease Term starts on a day other than the first day of a month or ends on a day other than the last day of a month, the Additional Rent for the month concerned will be calculated on a per diem basis.

5.3  Estimated Operating Costs

     For the purposes of the present section, the Lessor will give to the Lessee, no later than forty five (45) days before the beginning of each Fiscal Year, a statement indicating the estimated amount of Operating Costs as well as the Lessee's Proportional Share of Operating Expenses for the said period, and the monthly Additional Rent instalments under the present section for the said Fiscal Year will then be based on this estimate.

5.4  Actual Operating Costs

     Within ninety (90) days of the end of each Fiscal Year, the Lessor will remit to the Lessee a statement audited by the Lessor's chartered accountants, showing the actual amount of the Building Operating Costs for the corresponding Fiscal Year as well as the exact amount of the Lessee's Proportional Share for this period. If the amount then determined by the Lessor is higher or lower than the total amounts already paid to the Lessor by the Lessee, then the appropriate adjustments will be made within the thirty (30)-day period following the submission of the statement to the Lessee. The Lessee will be entitled to question the Lessor and his accountants with respect to the statement audited by the Lessor's chartered accountants. The Lessor agrees to reply rapidly to the Lessee's questions, including the submission of the supporting documents requested by the Lessee, particularly if the Lessee deems that the Operating Costs were not calculated according to generally accepted accounting principles and the provisions of the present Lease. However and notwithstanding this right to question, the Lessee will pay, on request, any amount that becomes due and payable.

     If, following the Lessor's answers, the Lessee is still not satisfied with the Operating Costs and Taxes invoiced, the Lessee may ask some independent auditors, selected by the Lessee and accepted by the Lessor, at the Lessee's expense, to prepare a detailed and certified report, justifying that the Lessee's Operating Costs and Tax invoice, under the Lease, is correct. Should this independent auditors' report show that the amounts invoiced to the Lessee by the Lessor are more than two point five percent (2.5%) higher than the amounts the Lessor was entitled to invoice to the Lessee under the present, then the Lessor will refund to the Lessee the costs incurred by the latter for the preparation of this detailed report as well as any overpayments made by the Lessee and these overpayments may be deducted by the Lessee from future rent payments.

5.5  Reasonable Operating Costs

     The Lessor agrees that he will make reasonable efforts to prevent any useless or excessive overall Operating Costs, acting in this respect as a reasonable and prudent lessor and taking into account the nature and use of the Building. If a contract is concluded between the Lessor and one of his subsidiaries or any other business belonging to the same group as the Lessor, then the costs agreed upon will be included provided the said costs do not exceed the costs normally charged by a person or business dealing at arm's length with the Lessor.


6    TAXES

6.1  Proportional Share of Taxes

     During the complete Term of the Lease, the Lessee will pay to the Lessor, as Additional Rent, his Proportional Share of Property Taxes, which will be payable when they become due to an authority that is lawfully authorized to collect such taxes on the Building, upon submission of invoices with copies of the tax accounts, any other supporting document and a statement certifying the amount representing the Lessee's Proportional Share. The Lessor will forward to the Lessee such invoice and supporting documents as soon as they are available.

     Under the terms of the present section, the Proportional Share, as in all other cases, is as described by the Lessor in clause 1.1.7 of the present, irrespective of any other percentage that may be assigned by a government, municipal, inter-municipal, school or other authority.

6.2  Contestation

     The Lessor will not be required to undertake or pursue any contestation with respect to the Building's evaluation or the Property Taxes levied, either by legal or other means. The Lessor may, at his discretion and without notifying the Lessee or without the latter's agreement or approval, deal, submit to arbitration, agree, waive or otherwise decide on any objection to the Building's evaluation or of any present or future claim with respect to any Property Taxes. The Lessee will not, on his own behalf or on behalf of the Lessor, contest the Building's evaluation or the levy or payment of Property Taxes. However, the Lessee may, if he deems that the Building is significantly over-evaluated, ask the Lessor, in writing, to contest the evaluation and the Lessor will then contest the evaluation, provided he is still authorized to do so.

     All the professional fees and reasonable expenses incurred by the Lessor to try to obtain a reduction of any Building evaluation or of any Property Taxes will be added to the amount of Property Taxes if such fees and expenses were incurred at the request of the Lessee or with his prior agreement. Any amount paid or payable by the Lessee as Property Tax will be adjusted to take into account any changes made to the amount of Property Taxes payable on the Building.

6.3  Water, Business and Public Services Taxes

     The Lessee will pay to the competent authorities, when they become due and payable and provided they are assessed directly to the Lessee, the taxes, charges, assessments and expenses other than Property Taxes, more specifically the water tax, the business tax, the tax on non-residential buildings and/or any surtax, the garbage tax and any similar tax that may be levied on business, improvements, equipment and facilities in the Leased

     Premises, as well any tax, license fees or any other charges respecting business dealings or due to the use or occupation of the Leased Premises. The Lessee will, within thirty (30) days of their due date, submit to the Lessor, in a form that is satisfactory to the Lessor, the proof of payment of all taxes payable by the Lessee under the present Lease.

6.4  Goods and Services Tax (GST & QST)

     The Lessee will pay to the Lessor the Goods and Services Tax and any other similar tax that may be implemented before or during the Term of the Lease, or any renewal thereof, that is levied by any competent authority, that the Lessor is presently or could be required to collect with respect to the Rent or to any other amount payable to the Lessor or for the benefit of the Lessor under the Lease. Notwithstanding the foregoing, the Lessee will not be required to pay said tax paid or payable by the Lessor and for which the Lessor will receive a credit or reimbursement or any other reduction, to the extent of such reduction, credit or reimbursement.

6.5  Additional Taxes

     Should the taxation system presently in force be amended or a new tax, assessment or levy be charged or collected on the Building, or if such tax is assessed to the owner of the Building or on the rental revenues (other than a new tax on the Lessor's income), then the term "Property Tax" will include such new tax, assessment or levy.


7    USE OF LEASED PREMISES

     The Lessee will use and occupy the Leased Premises only for office purposes, including the Lessee's software design and production activities, and computer products and equipment.

     During the Term of the Lease, the Lessee will not be required to physically occupy the Leased Premises, subject to his complying with all the other terms and conditions of the Lease that are not incompatible with the non-occupation of the Leased Premises.


8    SERVICES, FACILITIES AND COMMON AREAS

8.1  Description of Services

     The Lessor agrees to supply the following services to the Lessee, provided the Lessee is not in default under the present:

     8.1.1 Electricity - The Lessor, subject to his being able to obtain it from his main supplier, will supply to the Leased Premises the electrical energy required to meet normal and usual needs. The Lessor's commitment under the present is subject to the rules and regulations of Hydro-Quebec or any other municipal or government authority.

     8.1.2 Heating, Air Conditioning and Ventilation - The Lessor will provide the heating, ventilation and air-conditioning of the Leased Premises and the Building so that the temperature inside the Leased Premises, the Facilities and the Common Areas is maintained at a comfortable level during regular business hours. The Lessor recognizes that the Lessee's business practices require that his employees frequently work evenings, nights and week-ends. This level of comfort will in every respect be comparable to that provided in other similar buildings and will meet the minimum standards recommended by "The American Society of Heating, Refrigerating and Air-Conditioning Engineers Inc. (ASHRAE)".

            The Lessee recognizes that it may take one (1) year from the date of occupation of the Leased Premises by the Lessee to seasonally adjust and balance the heating, air-conditioning and ventilation systems.

     8.1.3 Supplies, Services and Accessories - The Lessor will be the sole supplier of goods, accessories, supplies and any other service or accessory, such as lamps, bulbs, fluorescent tubes, starters and ballasts for the Leased Premises. The Lessee will then pay to the Lessor, as Operating costs, any amount due for such goods, services, supplies and accessories provided for the Leased Premises, provided these amounts are reasonable and comparable to the costs of such goods purchased from other suppliers, upon receipt of a corresponding statement

     8.1.4 Cleaning - The Lessor will clean the Leased Premises after normal business hours, every day, except Saturdays, Sundays and statutory holidays. The Lessor will also wash the outside of the windows at least twice (2) a year and the inside of the windows at least twice
            (2) a year.

     8.1.5 Elevators - The Lessor will supply and keep in good working condition one or more automatic passenger elevator(s).

     8.1.6 The Lessor will repair and keep the Building in good condition, including, and without being limited to, water lines, plumbing, lavatories and washrooms, sprinkler systems, ducts, telephone panels and rooms, mechanical systems and security systems.

8.2  Use of Facilities and Common areas

     The Lessee may use and benefit from the Facilities and Common areas of the Building along with all those who also have access and the right to same. The Lessor will ensure that the elevators, common entries, halls, stairways, hallways, washrooms, lighting and other parts of the Building provided for all the occupants of the Building, are kept clean and operated in accordance with the highest management standards, as would do a prudent and reasonable owner. Consequently, the Lessor will, at all times, diligently repair, replace or rebuild these facilities, or parts thereof, that may be damaged or destroyed, in particular repair and replace any structural defects or weaknesses.

8.3  Suspension of Services

     8.3.1  Subject to clause 8.3.2, the Lessor may, provided an forty eight
            (48) hour notice is given to the Lessee, except in case of emergency when a notice will not be required, suspend or modify, as long as necessary, any service that the Lessor is required to provide under the present due to accidents or to make repairs, replacements, changes or improvements or for any other cause over which the Lessor has no control, and the Lessee will not be entitled to any reduction in Rent, or any other claim against the Lessor for any costs, losses or expenses resulting from the reduction of interruption of such services. However, the Lessor will diligently correct the situation within a reasonable period of time, or within four (4) hours of his becoming aware of an emergency situation, inform the Lessee of the situation and the proposed control measures.

     8.3.2 In cases where there is no emergency, the parties will agree on the conditions and timing of the Lessor's right to act under the present section, to avoid any negative impact on the Lessee's business activities.

8.4  Lessor's Failure to Comply

     If the Lessor is unable to fulfill any obligation stipulated herein with respect to the supply or performance of any public utility service, work or repair due to an act of God, the Lessor will be entitled to extend the period of time for the fulfilment of such obligation by a time period equal to the duration of the occurrence. The Lessee will not be entitled to any compensation for any inconvenience or annoyance caused or to cancel this Lease, except if the occurrence persists during more than one hundred and eighty (180) consecutive days, in which case the Lessee will have the right to cancel the Lease.

8.5  Additional Services

     If the Lessee requires services that are additional to those described in the present section, he will then ask the Lessor for them in advance and the costs and expenses incurred by the Lessor to provide such additional services or the services mentioned in clause 8.1.3, increased by ten percent (10%) to cover administration costs, will be payable by the Lessee upon receipt of a statement, as Additional Rent and not as Operating Costs.


9    USE AND MAINTENANCE OF LEASED PREMISES

9.1   Peaceful Enjoyment

      The Lessor guarantees to the Lessee that he will have the peaceful and quiet enjoyment of the Leased Premises, without interruption or trouble on the part of the Lessor, his representatives or agents. To this end, the Lessor undertakes to do everything reasonably within his power, including the necessary legal steps to put an end to any disturbance caused by a tenant of the Building and prevent any Building tenant from damaging the Leased Premises.

9.2   Good Condition of Leased Premises

      The Lessee undertakes, at his expense, to keep and maintain the Leased Premises in good condition, to use them as a prudent administrator and to carry out, without delay and at his expense, the leasehold repairs required to keep and maintain their good condition (except if such repairs are required by natural ageing) and to return them to the Lessor in good condition at the expiry of the Lease, except any deterioration due to normal wear and tear.

9.3   Lessee's Default

      If the Lessee fails to keep and maintain the Leased Premises as mentioned in clause 9.2 above, and has not complied, within a reasonable period of time, based on the circumstances, with a notice to this effect given to him by the Lessor, the latter, his officers, employees, agents, contractors, workers and other representatives will have the right, without further advance notice, to enter in the Leased Premises and make any repairs on behalf of the Lessee and at his expense, the cost of which, plus ten percent (10%) for administration costs, will be added to the Rent payable by the Lessee, as Additional Rent, without prejudice to the Lessor's other rights and recourse under the present.

9.4   Glass

      The Lessor will replace, within a reasonable period of time, any broken glass with glass of the same quality. If the breakage is attributable to the fault or negligence of the Lessee, his employees or visitors, the Lessee will reimburse the Lessor for the costs of such replacement, plus ten percent (10%) for administration costs.


10    ALTERATIONS, REPAIRS, IMPROVEMENTS, INSTALLATIONS AND ADDITIONS

10.1  Lessor's Agreement

      The Lessee may not, without the prior agreement of the Lessor, which will not be refused without just cause, make any alterations, repairs, improvements, installations or additions other than any decorating improvements to the Leased Premises. Where applicable, the work will be carried out by a contractor that is acceptable to the Lessor and be approved in advance in writing by the Lessor. A copy of the plans, as constructed, will be given to the Lessor at the completion of the work. If the Lessor has to pay any inspection fees, such fees must be reasonable under the circumstances and will be reimbursed by the Lessee, upon request from the Lessor, plus ten percent (10%) for administration costs, as Additional Rent.

10.2  Legal Mortgages in Favour of Persons Involved in Construction Work

      If, as a result of the Lessee's work, a notice is advertised and served to the Lessor with respect to a legal mortgage in favour of a person who worked on the construction, the Lessee will, without delay, have the mortgage cleared or take the necessary steps or procedures to this end. If the mortgage is not cleared within forty five
      (45) days of its recording, the Lessee will immediately deposit with the Lessor, or provide a guarantee deemed acceptable by the Lessor, an amount equal to one hundred and twenty five percent (125%) of the amount of the mortgage. If the Lessee fails to deposit the required amount within the stipulated time period, the Lessor may undertake the necessary procedures to have the mortgage cleared, more specifically the Lessor may deposit with a court of competent jurisdiction or pay the amount claimed to the rightful owner, notwithstanding any objection or procedure of the Lessee in this respect. If the mortgage is paid by the Lessor, the Lessee will then reimburse to the Lessor such capital, costs and interests, upon request. Any deposit made by the Lessee to the Lessor, as mentioned above, will be held in trust by the latter until a proof that such lien has been completely cleared is submitted to the Lessor.

10.3  Return of Improvements at End of Lease

      The Lessee will have the option, at the expiry of the Term of the Lease, or at its premature expiry or at the expiry of any renewal of the Lease:

      10.3.1 of removing, at his expense, these alterations, repairs, improvements, installations and additions by restoring the Leased Premises to their condition prior to such work;

      10.3.2 of leaving these alterations, repairs, improvements, installations and additions to the Lessor along with the Leased Premises in good condition, taking normal wear and tear into consideration, without indemnity or compensation, in which case they will form part of the Leased Premises and become the property of the Lessor.


11    INSURANCE

11.1  Lessee's Insurance Coverage

      The Lessee will, at his expense, during the Term of the Lease, keep in force the following insurance policies, issued by reputable insurers and whose terms and conditions are acceptable to the Lessor:

      11.1.1 a comprehensive insurance policy covering the full replacement value of the Lessee's property;

      11.1.2 a public liability insurance policy covering the actions for which the Lessee may be held responsible, including a comprehensive liability coverage of at least ten million dollars ($10,000,000.);

      11.1.3 any other insurance policy that the Lessor may, from time to time, reasonably demand.

11.2  No subrogation

      All the insurance policies purchased by the Lessee will contain a waiver of any right of subrogation that the Lessee's insurers could have against the Lessor, his employees or agents.

11.3  Increased Risk

      The lessee will not take any action or do anything, or keep in or close to the Leased Premises anything that would increase the risk of fire or the rate of insurance premiums on the Building. Under no circumstances will the Lessee bring or keep in the Lease Premises any flammable, explosive, dangerous or contaminated materials.

11.4  Certificate of Insurance Coverage

      No later than fifteen (15) working days after obtaining a written notice to this effect, the Lessee will provide to the Lessor, immediately after the issue of such insurance policies, the certificates confirming the issue and maintenance of all the insurance policies required under the present. If the Lessee fails to purchase insurance or to supply these certificates as required above, the Lessor, fifteen (15) days after having notified the Lessee in writing, may purchase the required insurance policies, for his own benefit and that of the Lessee, for a period not exceeding one year and all the premiums paid by the Lessor, plus ten percent (10%) for administration costs, will be reimbursed by the Lessee upon receipt of a statement, as Additional Rent and not as Operating Costs.

11.5  Lessor's Insurance Coverage

      The Lessor, during the entire Term of the Lease, will keep in force insurance coverage on the Building and the rents thereof as well as public liability insurance, for amounts and subject to the deductions and exceptions determined by the Lessor. These insurance policies will cover and provide protection against, among others, fire losses and other risks and perils that the Lessor and his mortgagees may, from time to time, deem appropriate to cover. All insurance policies purchased by the Lessor will contain a waiver of any right of subrogation that the insurers may have against the Lessee, his employees or agents.

11.6  Liability

      Except if they are caused by his negligence or fault, or in case of failure to fulfill one of his obligations, the Lessor will not be held responsible for any damages whatsoever, either contractual or delictual, resulting from bodily injuries or property damage or business or other losses sustained by the Lessee or his employees, or resulting from any loss or damage to property belonging to the Lessee or his employees, clients or guests.

11.7  Indemnification

      Except if they are caused by his negligence or fault, or in case of failure to fulfill one of his obligations, the Lessee agrees to indemnify and hold the Lessor harmless from any legal actions for bodily injuries or death, property damage or other losses or damages resulting from the execution of any work carried out by himself or any agent or employee of the Lessor, and to hold the Lessor harmless from any losses, expenses and liabilities incurred by the Lessor due to any failure of the Lessee to execute any obligations and commitments under this Lease.


12    LESSOR'S ACCESS TO LEASED PREMISES

12.1  Inspections and Repairs

      12.1.1 Subject to clause 12.1.2, the Lessor will have access to the Leased Premises at all times in cases of emergency and following a forty eight (48) hour notice in other cases, to inspect and check them, for the purpose of making the repairs, replacements, alterations or improvements that are necessary or useful for the operation and good maintenance of the Building. The Lessor will ensure that these repairs, replacements, alterations and improvements are made in a diligent manner in order to cause as little disturbance as possible to the enjoyment of the Leased Premises by the Lessee. Within four (4) hours of becoming aware of an emergency situation, the Lessor will notify the Lessee of the situation and of the proposed control measures.

      12.1.2 In cases where there is no emergency, the parties will come to an agreement as to the conditions and the timing of the Lessors' exercise of his right of visit or access, to prevent any negative impact on the Lessee's business activities.

12.2  Visit of Leased Premises

      During the last twelve (12) months of the Term of the Lease, subject to a forty eight (48) hour notice, the Lessee will allow the Lessor or any other person designated by the latter to visit the Leased Premises, during regular business hours. The Lessee will also allow the Lessor, at all times and subject to the same notice, during regular business hours, to have any broker, acquirer or assessor of the Building visit the Leased Premises. The Lessor undertakes to act in such as way as to not significantly disturb the Lessee's business activities.

12.3  Lessor's Employees

      Any person directly or indirectly employed by the Lessor and having access to the Leased Premises, for any reason whatsoever, will comply with all the Lessee's reasonable requirements with respect to the security of the Leased Premises. The Lessor will ensure that identification is submitted to the Lessee, at his request, by such persons wanting to access the Leased Premises.

12.4  Maintenance Employees

      The persons assigned to the maintenance and cleaning of the Leased Premises will ensure that all doors giving access to the Leased Premises are locked at all times, except when otherwise instructed by the Lessee.


13    DAMAGE AND DESTRUCTION

13.1  Destruction of Leased Premises

      If the Leased Premises are partially or completely destroyed or damaged as a result of a disaster for which the Lessor is insured:

      13.1.1 Damages that cannot be repaired within a period of one hundred and eighty (180) days - If the Lessor believes that the damages or destruction are such that the Leased Premises are totally or significantly rendered unusable, or that it is impossible or dangerous to use them and if, in either case, the Lessor also believes (and will so indicate in writing to the Lessor within thirty (30) days of the damages) that the damages cannot be repaired with reasonable diligence in a period of one hundred and eighty (180) days following the disaster, either party may, within ten (10) days of this notice, cancel the Lease by giving a written notice to that effect, in which case the Lease will end on the day the damages or destruction occurred, and the Rent and any other amounts for which the Lessee is responsible for at the expiry of this Lease will then be calculated and paid in full up to the day the destruction or damages occurred. Should the Lessor or the Lessee not cancel this Lease, the Rent will be suspended from the day the damages occurred up to the time when the Leased Premises are repaired and can be occupied by the Lessee in accordance with the conditions of the present;

      13.1.2 Damages that can be repaired within a period of one hundred and eighty (180) days - If the Lessor believes that the damages are such that the Leased Premises are totally or significantly rendered unusable, or that it is impossible or dangerous to use them and if, in either case, the Lessor believes (and will so indicate in writing to the Lessor within thirty (30) days of the damages) that the damages can be repaired with reasonable diligence within a period of one hundred and eighty

              (180) days following the disaster, the Lessor will make the necessary repairs to restore the Building, and the Rent will be suspended from the day the damages occurred up to the time the Leased Premises are repaired and can be occupied by the Lessee. If the Lessor believes that the damages can be repaired as mentioned above within one hundred and eighty (180) days following the disaster and that the nature of the damages makes it possible to partially use the Leased Premises for the purposes for which they had been rented, until such damages have been repaired, the Rent will be reduced proportionately to the part of the Leased Premises that was rendered unusable in relation to the overall Leased Premises.



13.2  Destruction of Building

      If the Building is partially destroyed or damaged so that twenty five percent (25%) or more of the Leased Area of the Building is affected or if the Lessor believes that the Building has become dangerous or unusable, based on the normal use of the Building, whether or not the Leased Premises themselves are affected, then the Lessor, if he believes that the Building cannot with reasonable diligence be repaired within one hundred and eighty (180) days following the disaster, will notify the Lessee in writing within thirty (30) days of the damages that he believes the Building cannot be repaired and either party may, within ten (10) days of such notice, cancel this Lease, in which case this Lease will end on the day the destruction or damages occurred, and the Rent and any other amounts for which the Lessee is responsible at the expiry of this Lease will then be calculated and paid in full up to the day the destruction or the damages occurred.

13.3  Insurance Benefits

      In the event the Lease is cancelled before the expiry of the Term, any insurance benefits, except the amounts related to the Lessee's property, provided there are no debts owing to the Lessor by the Lessee under the present, will be and remain the Lessor's absolute property.

13.4  No Obligation to Rebuild

      The present Lease does not contain any provision forcing the Lessor to repair or rebuild the Lessee's alterations, improvements or other property.

13.5  Destruction Attributable to Lessee

      If the damages to the Leased Premises or Building are attributable to the Lessee or to persons for whom he is legally responsible, the damages may be repaired by the Lessor, at the Lessee's expense, up to the amount of the Lessee's insurance coverage provided in clause 11.1, and the latter will forfeit his right to cancel the Lease and will not be entitled to any rent suspension or reduction under the terms of the present section, subject to any other right or recourse of the Lessor.


14    EXPROPRIATION

14.1  Cancellation of Lease

      In the event the Building is expropriated by any authority having jurisdiction, in part or totally, the Lessor may end the Lease as of the take-over or expropriation date, by giving a written notice to this effect to the Lessee and without any liability to the latter. The cancellation by the Lessor, if applicable, will not be done in a discriminatory manner against the Lessee.

14.2  No obligation to contest

      The Lessor and the Lessee reserve the right under the present to claim eventual damages from the expropriating authority. The Lessee recognizes that the Lessor has no obligation under the present to contest any expropriation procedure.


15    NO DISTURBANCE TO THE LESSEE

15.1  Creditors

      The Lessor undertakes, before the start of the Lease and thereafter before the start of any renewal period, if applicable, to take the required measures with all mortgagees, namely the creditors who have registered a mortgage or trust deed on the Building or any other creditor holding encumbrances on the Building or any other creditor who could, in any way whatsoever, affect the Lessee's rights, to obtain a written commitment guaranteeing that the Lessee will not be prevented, for any reason whatsoever, from enjoying the Leased Premises or exercising any other right given to the Lessee by the Lessor and that his Lease will be respected.

15.2  Sale or Assignment of Building

      The Lessor undertakes, before the sale or assignment of the Building, to reveal to any potential acquirer or assignee the name of the Lessee, the Term of the Lease and to obtain from such acquirer or assignee a written commitment to the effect that the occupation of the Leased Premises will not be disturbed and the Lessor's obligations under the present will be totally assumed.


16    OBSERVANCE OF LEGISLATION AND INDEMNIFICATION

16.1  Observance of Legislation

      The Lessee will observe all the laws, rules, ordinances, orders and regulations in force in the City or Urban Community, as applicable, in which the Lease Premises are located, of the federal and provincial governments and of each of their respective departments, commissions or agencies, if applicable, and of any other government authority having any jurisdiction of any kind on the Leased Premises, with respect to the occupation of the Leased Premises by the Lessee or the conduct of the Lessee's business in the Leased Premises. Inasmuch as they concern the Leased Premises or the Lessee's activities, the Latter will promptly comply with their requirements at his expense.

16.2  Indemnification of Lessor

      The Lessee agrees to indemnify and hold harmless the Lessor against any fine, penalty, charge or damage incurred by the Lessor as a result of any violation by the Lessee, his officers or agents, of any law, ordinance or regulation in force. The Lessee also agrees to indemnify and save the Lessor harmless from any damage or expense resulting from any failure of the Lessee to comply with any requirement or provision of the Lease, and will also reimburse him for any expenses, including any legal fees incurred by the Lessor to enforce his rights and recourse.

      The Lessee recognizes that the Lessor will not be responsible for any damage incurred by the Lessee and the Lessee will not be entitled to any Rent reduction or the cancellation of the Lease,

      (i) if the damages incurred by the Lessee result from or are attributable to the failure or negligence of the Lessee, his agents, representatives, employees or persons to whom the Lessee gives access to the Building (other than the persons to whom the Lessee gives access because of a right of the Lessor under the present);

      (ii) if the damages incurred by the Lessee result from or are attributable to an act of God;

      (iii) if the damages incurred by the Lessee do not result from or are not attributable to a failure of the Lessor to meet one of his obligations under the present.


17    ASSIGNMENT AND SUBLEASING

17.1  Lessor's Agreement

      The Lessee will not, at any time, assign the Lease or sublease the Leased Premises, in whole or in part, without the prior written agreement of the Lessor, that will not be refused without just cause.

17.2  Justified Refusal

      Without limitation, the Lessor will have just cause to refuse his agreement if the assignee or sub-tenant proposed by the Lessee is already a tenant in the Building and that there are premises available for him in the Building or will become available within the next three (3) months.

17.3  Lessor's Reply

      The Lessor will have fifteen (15) working days, from the date of receipt of a written request from the Lessee, to give his agreement or refusal, in writing, with the reasons for such refusal. The Lessor's failure to inform the Lessee in writing will be deemed to be, for all intents and purposes, an acceptation of the sublet or assignment proposed by the Lessee.

17.4  Affiliated Companies

      Upon ratification of the present Lease, the Lessee may, at all times, without the agreement of the Lessor, assign the said Lease or sublease the Leased Premises, in part or in whole, to a company belonging to his group, provided, however, that the Lessor is informed in advance, in writing, and that the Lessee remains jointly and severally responsible for the obligations contained in the Lease.

17.5  Joint and Several Liability

      Notwithstanding any assignment or subleasing, the Lessee will always remain jointly and severally liable for the execution of the obligations contained in this Lease and, by assignment or sublease, any assignee or sub-tenant will assume the execution of the Lessee's obligations to the Lessor. In all cases, the Lessor may require that the proposed sub-tenant or assignee sign a new Lease based on the terms and conditions contained in the assignee's or sub-tenants' offer, in which case the Lessee will guarantee the fulfilment of all the obligations of such sub-tenant or assignee under the new lease.

17.6  Cancellation of Lease

      If, pursuant to a request for the approval of an assignment or sub-lease made by the Lessee to the Lessor, the Lessor should decide to take back the Leased Premises by cancelling the Lease, he will so inform the Lessee in writing within fifteen (15) working days following receipt by the Lessor of the Lessee's approval request.

18    DEFAULT, RECOURSE

18.1  Default Cases

      The Lessee will be in default under the present in the following cases:

      18.1.1 if the Lessee does pay, on the due date, any amount due and payable under the Lease;

      18.1.2 if the Lessee becomes insolvent or makes an assignment for the general benefit of his creditors; if the Lessee is declared bankrupt, is liquidated, or files for protection under any bankruptcy and insolvency act;

      18.1.3 if the Lessee significantly changes or modifies the use of the Leased Premises;

      18.1.4 if steps are taken or action is initiated for the dissolution or liquidation of the Lessee or his property or if enforcement or seizure procedures are taken against the property of the Lessee and are not disputed in good faith within fifteen (15) days;

      18.1.5 if the Lessee does not take possession of the Leased Premises upon delivery or abandons them for any reason whatsoever;

      18.1.6 if the Lessee assigns the Lease or subleases the Leased Premises, in part or in whole, in a manner other than that provided in the present;

      18.1.7 if the Lessee fails to meet any one of his other commitments, obligations or any condition of the Lease.

18.2  Cancellation of Lease

      Except for the cases indicated in clause 18.1.2., the Lease will be cancelled automatically in the event of any failure of the Lessee, as defined in the present section, and the Lessor may give the Lessee a written notice of his intention to end the Lease and the Lease Term will end as of

      1) the fifth (5/th/) day following receipt of said notice in the event of a violation of any provision concerning the payment of a sum of money, or

      ii) the thirtieth (30/th/) day following receipt of such notice in any other case of default,

      subject, in all cases, to the possibility for the Lessee to correct the default, following the notice given by the Lessor.

18.3  Damages

      In the event the Lease is cancelled under the provisions of the present section, the Lessor may immediately claim the equivalent of the Minimum Rent and the Additional Rent then payable on a monthly basis for the current month and the six (6) following months; the Lessor may claim this amount immediately as well as any overdue amount and any other amount that the Lessee will then pay to the Lessor, subject to all the other rights and recourse of the Lessor.

      If the cancellation is due to bankruptcy or insolvency, or is based on same, the Lessor may, in addition to the other rights and recourse available to him, require the equivalent of three (3) months of Minimum Rent and Additional Rent, on a monthly basis, as accelerated rent.

18.4  No Waivers

      No leniency or oversight on the part of either party with respect to a default of the other party concerning any one of his obligations under the present may be considered a waiver of the Lessor's or the Lessee's rights under the present as concerns such default or any subsequent default, nor will it affect or modify in any manner whatsoever, the rights of the Lessor or of the Lessee under the present as concerns this subsequent default; in addition, no waiver will be construed as an act or omission on the part of the Lessor or the Lessee, except if such waiver is given in writing.


19    DEPOSIT

      At the signing of the present, the Lessee will give the Lessor a deposit of sixty eight thousand five hundred and forty five dollars and sixty seven cents ($68,545.67), that is one (1) month of Minimum Rent in the fifth year of the Lease, as a guarantee of the correct performance by the Lessee of each commitment, condition and agreement stipulated in the present.

      If the Lessee is not in default under the present Lease, the Lessor will apply the amount of the deposit to the payment of the Minimum Rent for the last month of the fifth year of the Term.


20    NOTICES OF REQUESTS

      Any notice to be given under the present or with respect to the Lease will be considered legally given if it is delivered in person to the addressee or sent by registered mail or sent by electronic mail (in which case any notice sent by electronic mail will be confirmed in writing by registered mail or delivered in person), to the following addresses:

      20.1   for a notice to the Lessor, as follows:

             Zone TGR Corporation
             10 Duke Street
             Montreal, QC
             H3C 2L7
             c/o the President or General Manager

      20.2   for a notice to the Lessee, as follows:

             Discreet Logic
             10 Duke Street
             Montreal, QC
             H3C 2L7
             c/o the President or Chief Financial Officer

      or to any other location that either party will have indicated to the other party by way of a written notice given as shown above.

      Any notice sent by mail will be deemed to enter into force on the third
      (3rd) working day following the date of its mailing. Any notice sent by electronic mail will be deemed to have been given and received on the following working day. Any notice delivered in person will be deemed to have been received on the day of its delivery.


21    EXPIRY OF LEASE

21.1  No Renewal

      Unless it is renewed according to the terms of a renewal option granted to the Lessee, if applicable, the Lease will end automatically and without any other notice on the date stipulated in the present, and the occupation of the Leased Premises by the Lessee after such date will not have the effect of extending the Term of the Lease or renewing the Lease. The Lessee will then be deemed to occupy the Leased Premises against the will of the Lessor, who can then avail himself of every legal recourse available in such circumstances.

21.2  Possession after Expiry of Term

      If, in spite of the foregoing, the Lessee remains in possession of the Leased Premises after the expiry of the Term of the Lease, the Rent for the term of such occupation will be equal to the monthly Rent payable for the last month of the Term of the Lease, or of its renewal, if applicable, plus fifty percent (50%) and this Rent will be payable in advance, under the same terms and subject to the same conditions as those provided in the present.

22    VARIOUS PROVISIONS

22.1  Assigns

      This Lease will be binding upon the successors and assigns of both the Lessor and the Lessee.

22.2  Not a Company

      The parties hereto expressly declare that none of the provisions of the present Lease nor any of their actions is intended as and should not be interpreted as establishing a relationship between them other than that of Lessor and Lessee.

22.3  Cancellation of Previous Agreements

      The present Lease contains all the mutual commitments and obligations of the parties with respect to the leasing of the Leased Premises and cancels, for all intents and purposes, any previous representations, negotiations, agreements, of any nature whatsoever. Since the present Lease has precedence, no other document or written or verbal representation can be used to interpret the present except, however, the Offer to lease, attached hereto as Appendix "F" for reference purposes, it being understood that in case of contradiction, the text of the present Lease will have precedence.

22.4  Mediation and Arbitration

      The parties agree that, in the event of disagreement between them with respect to the present that they cannot settle within a reasonable period of time, they will ask, within ten (10) days of a notice given to one party by the other, an outside conciliator, who is impartial and objective, to help then settle the issue. The conciliator will have fifteen (15) days from the date of his appointment to bring the parties to an agreement.

      If the parties cannot agree on the choice of the conciliator or if the conflict cannot be settled in the period provided, they agree that any dispute will then be submitted to arbitration. The arbitrator will be chosen jointly by the parties and, failing an agreement on this choice within ten (10) days of an arbitration request, either party may ask the superior court to appoint an arbitrator. Subject to the present section, the provisions of the Quebec Code of Civil Procedure and of the Civil Code of Quebec will apply to such arbitration.

      In any mediation or conciliation case, the costs will be shared equally by the parties. In case of arbitration, the arbitrator's decision will be final and binding on the parties. The arbitrator will rule on the sharing of the arbitration costs.

22.5  Brokerage Fees

      The Lessee and the Lessor declare that no broker is involved in the leasing of the Leased Premises by the Lessee and that the Lessor will not be required to pay any brokerage fees.

22.6  Applicable Legislation

      This Lease will be interpreted in accordance with the laws of the Province of Quebec.

22.7  Recording of Lease

      The Lessee undertakes not to record the full Lease with the Realty Registry, under pain of nullity. The Lessee may however record, at his expense, a summary Lease provided the text of such summary lease is submitted to the Lessor for approval beforehand.

22.8  Regulations

      The Lessee undertakes that the rules and regulations outlined in Appendix "G", attached hereto, and any other rules and regulations that the Lessor may later stipulate, if they are deemed necessary for the security, supervision or cleanliness of the Building and the Leased Premises, or for the protection and good maintenance of the Building and its equipment or for the comfort of the Lessees, will be observed and followed by the Lessee, his employees, agents, visitors and representatives. The Lessor will have the right to amend these rules or to waive, in writing or otherwise, all or part of these regulations as concerns one or more tenants, and the Lessor will have no responsibility to the Lessee for the failure to observe or the violation of one of these regulations or rules by any other tenant or any other person. The provisions of the rules and regulations will not be considered as a limitation of any undertaking or provision of the present Lease to be performed or fulfilled by the Lessee.

22.9  Negotiation of Lease

      The parties declare and recognize:

      22.9.1 that the provisions of the present were negotiated by them, were freely agreed upon, discussed and negotiated and that none of these provisions were imposed on either party by the other party;

      22.9.2 that they understand the meaning and the scope of all the provisions of the present and that they received adequate, clear and precise explanations on the nature and scope of these clauses;

      22.9.3 that, as far as they are concerned, none of the provisions in the present is unreadable, incomprehensible, abusive, penalizes them excessively or unreasonably or alters the nature of the overall main obligations of the Lease.


23    SPECIAL PROVISIONS

23.1  Maximum Operating Expenses

      The Lessor guarantees that, during the first twelve (12) month period of the Term, the

      Operating Expenses will not exceed six dollars and fifty cents ($6.50) per square foot of Leased Area. Also, during the second twelve-month period, the Operating Expenses will not exceed seven dollars ($7.00) per square foot of Leased Area. Thereafter, the increase in Operating Expenses will be limited to the increase in the Consumer Price Index for the region of Montreal, as published by Statistics Canada, subject to a maximum of 5% per year. For the purpose of this calculation, the Operating Costs for the second year will not exceed seven dollars ($7.00) per square foot of Leased Area.

23.2  Right of First Refusal

      23.2.1 The Lessor undertakes that he will not sell, assign or otherwise dispose of the Building, directly or indirectly, without first giving the Lessee the opportunity of purchasing it, as provided hereunder.

      23.2.2 The Lessor will submit to the Lessee any offer to purchase made by a third party, who is not under the control of or controlled by the same entity as the Lessor within the meaning of the Canada Corporations Act, that he is prepared to accept.

      23.2.3 The Lessee will have a period of ten (10) working days, starting on the date of receipt of the offer sent by the Lessor, to advise the latter in writing of his intention to purchase the Building under the conditions of the said offer to purchase. Failing the Lessee's reply within this period, it will be conclusively deemed a refusal to purchase the Building, under his right of first refusal.

      23.2.4 Should the Lessee notify the Lessor of his intention not to purchase the Building according to the terms and conditions of the offer to purchase or if he neglects or omits to give the notice mentioned in the previous clause, the Lessor may sell the Building to the offeror, under terms and conditions that are not less advantageous to the Lessor than those contained in the offer. The Lessee undertakes, in such a case, to sign any document and to become a party to any deed required to express his agreement with the sale.

      23.2.5 In the event the Building is not sold, as stipulated above, within a period of ninety (90) days following the receipt by the Lessee of the offer, the Lessee's right of first refusal will be maintained with respect to any other offer to purchase.

23.3  Purchase Option

      The Lessee may, at all times following the Starting Date of the Term and as long as TGR Zone Corporation is its owner, purchase the Building, under the following conditions:

      23.3.1 The Lessee will inform the Lessor in writing of his intention to acquire the Building.

      23.3.2 Each party will hire a reputable firm of chartered appraisers to determine the market value of the Building. The appraisers will be allowed a thirty (30) day period to submit their assessment report. Providing the difference between the appraisals of both firms is not greater than ten percent (10%) and subject to clause
               23.3.4 hereunder, the Lessor will sell the Building to the Lessee, who will purchase it, at a value equal to the average of both appraisals.

      23.3.3 If the difference between the appraisals of the two firms hired by the parties is greater than ten percent (10%), a third reputable firm of chartered appraisers will be hired jointly by the parties to determine, by mutual agreement with the parties' two firms that submitted the appraisal reports, the market value of the Building, and the Lessee will purchase and the Lessor will sell the Building at such market value. The closure of the sale will take place within thirty (30) days of the determination of the market value payable.

      23.3.4 In all cases, the market value of the Building will not be less than seven million dollars.

      23.3.5 In the event of a disagreement between the parties concerning the market value suggested by the appraisers, the parties will submit their dispute to arbitration in accordance with the provisions of section 22.4 of the present.

23.4  Compensation Allowed in Some Cases

      Notwithstanding the provisions of section 4.1 of the present, the Lessee may, as long as TGR Zone Corporation is the owner of the Building, make a compensating deduction from the Minimum Rent payable under the present, for the sums due by TGR Zone corporation to THE PECK BUILDING REG. and for which TGR Zone Corporation would be in default under the lease assignment agreement entered into by Discreet Logic inc., as assignor, TGR Zone Corporation as assignee and THE PECK BUILDING REG. as owner. In the event the Lessor sells the Building, the Lessor undertakes to give the Lessee, as a guarantee of his obligations under the lease assignment agreement, an irrevocable letter of credit, issued by a Canadian bank, for an amount corresponding to one year of rent, payable to THE PECK BUILDING REG. for the premises located at 5505 boul. St-Laurent, which letter of credit will be renewable from year to year up to the expiry of the lease for 5505 boul. St-Laurent.

23.5  Assignment of Furniture and Fixtures

      TGR Zone Corporation hereby assigns, for good and valuable consideration, to Discreet Logic Inc., the full and complete ownership of the furniture and fixtures located in the Leased Premises at 10 Duke Street, a list of which is provided as Appendix "D" of the present Lease. In addition, the furniture and fixtures belonging to Discreet Logic inc, and located in the premises at 5505 boulevard Saint-Laurent, in Montreal, as described in the list in Appendix "H", are hereby assigned, for good and valuable consideration, by Discreet Logic inc. to TGR Zone Corporation.

23.6  Parking Spaces

      The Lessor undertakes to provide to the Lessee, at all times during the Term of the Lease, twenty five (25) parking spaces close to the Building.


IN WITNESS WHEREOF, WE HAVE SIGNED AT MONTREAL,

TGR Zone Corporation
Lessor


/s/ Mathew Carson                             29 October 1997
----------------------                        ---------------
by: Matthew Carson                                          DATE

/s/ Timothy Getz                                 /s/ Georges Renaud
----------------                        -----------------------------
Witness                                                     Witness


Discreet Logic inc.
Lessee

/s/ Francois Plamondon                             29 October 1997
----------------------                             ---------------
by: Francois Plamondon                                        DATE



/s/ Timothy Getz                                 /s/ Georges Renaud
----------------                        -----------------------------
Witness                                                     Witness